Exhibit 10.17

EXECUTION COPY

LICENSE AGREEMENT

* CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE RENEO PHARMACEUTICALS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO RENEO PHARMACEUTICALS, INC. IF PUBLICLY DISCLOSED.

THIS LICENSE AGREEMENT (the “Agreement”) is made and entered into as of December 21, 2017 (the “Effective Date”) by and between RENEO PHARMACEUTICALS, INC., a Delaware corporation (“Reneo”), having a place of business at 12730 High Bluff Drive, Suite 160, San Diego, CA 92130, USA, and VTV THERAPEUTICS LLC, a limited liability company organized under the laws of Delaware (“vTv”), with its principal place of business at 4170 Mendenhall Oaks Pkwy, High Point, NC 27265. Reneo and vTv are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. vTv controls certain intellectual property related to its PPAR program and, in particular, a proprietary compound designated as HPP593.

B. Reneo is a privately-held biotechnology company focused on developing treatments for genetic and rare diseases.

C. Reneo desires to acquire an exclusive worldwide license under vTv’s intellectual property related to vTv’s PPAR program or Compounds (as defined below) to develop, manufacture and commercialize Licensed Products (as defined below), and vTv is willing to grant such a license to Reneo, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1.	DEFINITIONS

Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1, or, if not listed in this Article 1, the meanings as designated in the text of this Agreement.

1.1 “Affiliate” means, with respect to a particular person, corporation, partnership, or other entity, a second person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such first person, corporation, partnership, or other entity. For the purposes of the definition in this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one (1) or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise. Notwithstanding with foregoing, no member of the Sponsor Group shall be considered an Affiliate of vTv.

1.2 “CMC Activities” means the activities necessary or useful for generating the Information related to the chemistry, manufacturing and controls of any Compound or Licensed Product required for the Regulatory Approval of Licensed Products, as specified by the FDA or other applicable Regulatory Authority.

1.3 “Combination Product” means either: (a) any pharmaceutical product that consists of a Compound and at least one other active ingredient that is not a Compound; or (b) any combination of a Licensed Product and another pharmaceutical product that contains at least one other active ingredient that is not a Compound where such products are not formulated together but are sold together and invoiced as one product.

1.4 “Commercialize” means to promote, market, distribute, sell, offer for sale, contract to sell or import any compound or product. For clarity, “Commercializing” and “Commercialization” have a correlative meaning.

1.5 “Commercially Reasonable Efforts” means, with respect to Reneo’s obligations under this Agreement, the carrying out of such obligations or tasks with a level of efforts and resources consistent with the commercially reasonable practices of a similarly situated company in the pharmaceutical industry for the research, development or commercialization of a similarly situated pharmaceutical product as the Licensed Product at a similar stage of development or commercialization, taking into account efficacy, safety, patent and regulatory exclusivity, anticipated or approved labeling, present and future market potential, competitive market conditions and the profitability of the Licensed Product in light of pricing and reimbursement issues. Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis, and it is anticipated that the level of efforts required shall be different for different markets and indications and shall change over time, reflecting changes in the status of the Licensed Product and markets involved.

1.6 “Compound” means: (a) any PPAR delta agonist Controlled by vTv, or any Affiliate it controls (within the meaning of Section 1.1), as of the Effective Date, including HPP593; (b) any PPAR delta agonist Covered by the Patents listed on Exhibit 1.50 as of the Effective Date (or any counterparts, continuations, continuations in part, divisionals, substitute applications, provisionals, patents issued or granted on any such patent applications, extensions (including supplementary protection certificates), reissues, reexaminations, registrations or confirmations of the Patents listed on Exhibit 1.50 as of the Effective Date, and foreign counterparts of any of the foregoing, whether existing on the Effective Date or filed or issued thereafter, but in each case solely to the extent such claims are entitled to claim priority to the Patents listed on Exhibit 1.50 as of the Effective Date); or (c) any pharmacologically active derivatives of any of the foregoing, including isomers, esters, salts, hydrates, anhydrous forms and other solvates and polymorphs of such compounds; in each case ((a) through (c)), in any dosage strength or formulation.

1.7 “Confidential Information” of a Party means any and all Information of such Party or any of its Affiliates that is disclosed or made available to the other Party or any of its Affiliates under this Agreement, whether in oral, written, graphic, or electronic form.

1.8 “Controlled” means, with respect to a Party, or any Affiliate that it controls (within the meaning of Section 1.1), as applicable, and any compound, material, Information or intellectual property right, that such Party or any such controlled Affiliates(s), as applicable, has the legal authority or right (whether by ownership, license or otherwise (including by way of any license or other rights received from any Sublicensee) but without taking into account any rights granted by one Party to the other Party pursuant to this Agreement) to grant to the other Party access, a license or a sublicense (as applicable) to such compound, material, Information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party or any such Affiliate(s), as applicable, would be first required hereunder to grant the other Party such access, license or sublicense.

1.9 “Cover” means, with respect to a product, composition, technology, process or method and a Patent, that, in the absence of ownership of, or a license granted under, a claim in such Patent, the manufacture, use, offer for sale, sale or importation of such product or composition or the practice of such technology, process or method would infringe such claim (or, in the case of a claim of a pending patent application, would infringe such claim if it were to issue as a claim of an issued patent).

1.10 “Develop” or “Development” means, with respect to any compound or product, all activities relating to preparing and conducting non-clinical studies and other analyses, clinical studies, and regulatory activities (e.g., preparation and submission of regulatory applications) that are necessary or useful to obtain or maintain Regulatory Approval of any Licensed Product, excluding the CMC Activities and the Manufacture of any Compound or Licensed Product.

1.11 “Dollars” or “$” means the legal tender of the U.S.

1.12 “EMA” means the European Medicines Agency or any successor entity.

1.13 “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto. Notwithstanding the foregoing, the EU shall include the United Kingdom and each country within the United Kingdom for purposes of this definition regardless of whether such country officially exits the EU during the Term.

1.14 “Executive Officers” means the Chief Executive Officer of Reneo and the Chief Executive Officer of vTv, or such other person (of similar seniority within Reneo or vTv) designated by Reneo or vTv from time to time.

1.15 “FDA” means the United States Food and Drug Administration, and any successor thereto.

1.16 “Field” means any therapeutic, prophylactic or diagnostic application in humans.

1.17 “First Commercial Sale” means, with respect to a Licensed Product in a particular country, the first sale of such Licensed Product by a Selling Party to a Third Party for end use or consumption in such country.

1.18 “GAAP” means, as applicable, (a) generally accepted accounting principles in the U.S. or internationally, as applicable, or (b) the international financial reporting standards if a Party uses the international financial reporting standards, in each case ((a) and (b)) consistently applied and as they exist from time to time.

1.19 “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other government authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.20 “Indication” means any disease or condition which could be listed under the header “INDICATIONS AND USAGE” or described under the header “CLINICAL STUDIES” of a Licensed Product’s label upon Regulatory Approval in the United States, or equivalent thereof.

1.21 “Initiation” of a clinical trial means the first dosing of the first subject enrolled in such clinical trial.

1.22 “Information” means all tangible and intangible techniques, technology, practices, trade secrets, inventions (whether patentable or not), processes, formulations, compounds, products, biological materials, cell lines, samples of assay components, media, designs, formulas, ideas, programs, software models, algorithms, developments, experimental works, protocols, methods, knowledge, know-how, skill, experience, data and results (including pharmacological, toxicological and chemical and clinical data and results), compilations of data, other works of analytical and quality control data, specifications, methods, results, descriptions, compositions of matter, regulatory submissions, minutes, correspondence strategy, medical uses, adverse reactions and manufacture and quality control methods.

1.23 “Knowledge” means, with respect to a Party, the good faith understanding of the facts and information in the possession of an officer of such Party, or any in-house legal counsel of, or in-house patent agents employed by, such Party or its Affiliates, without any duty to conduct any additional investigation with respect to such facts and information by reason of the execution of this Agreement. For purposes of this definition, an “officer” means any person in the position of vice president, senior vice president, president or chief executive officer of a Party.

1.24 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.25 “Licensed Product” means any pharmaceutical product in any dosage strength or formulation containing a Compound, either alone or in combination with other agents.

1.26 “Loan Agreement” means the Venture Loan and Security Agreement dated October 28, 2016, by and among vTv, Silicon Valley Bank and Horizon Technology Finance Corporation in effect as of the Effective Date, as the same is amended from time to time during the Term.

1.27 “Manufacturing” means all activities related to the manufacture, formulation, processing, filling, finishing, packaging, labeling, inspection or receiving of any compound or product, including holding and shipping of any compound, product, or any raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, and including process and cost optimization, process development, qualification and validation, equipment and facility qualification, validation, commercial manufacture, stability and release testing, quality assurance and quality control, and CMC Activities. For clarity, “Manufacture” has a correlative meaning.

1.28 “Marketing Authorization Application” or “MAA” means: (a) in the United States, a New Drug Application (as defined in Title 21, Section 314.50 et seq. of the U.S. Code of Federal Regulations or any successor regulations), including any amendment or supplement thereto, and (b) in any other country or regulatory jurisdiction, an application for regulatory approval required for marketing or sale of a Licensed Product in such country or regulatory jurisdiction, including any amendment or supplement thereto.

1.29 “Net Sales” means, with respect to a given period of time, the gross amount invoiced by Reneo or any of its Affiliates or Sublicensees (each, a “Selling Party”) to any Third Party (other than another Selling Party, unless such Selling Party is the end user of the applicable Licensed Product) for the sale or distribution to such Third Party of any Licensed Product, less the following deductions and offsets that are actually incurred, allowed, accrued, paid or taken and are allocated with respect to such sale or distribution, but solely to the extent that such deductions or offsets are not otherwise recovered by or reimbursed to any Selling Party:

(a) trade, cash and quantity discounts, allowances and credits based on the invoiced price or net price to Third Party purchasers, including cash coupons, inventory management fees and retroactive price reductions;

(b) credits, refunds or allowances actually granted for damaged or expired Licensed Product, returns or rejections of Licensed Product, recalls, reserve for returns, price adjustments and billing errors, in each case not in excess of the selling price of Licensed Product;

(c) rebates, chargebacks and discounts (or equivalents thereof), based on the invoiced price or net price to Third Party purchasers, granted to managed health care organizations, commercial insurance companies, pharmacy benefit managers (or equivalents thereof), distributors, federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers, or to trade customers;

(d) transportation costs, including insurance, for outbound freight related to delivery or distribution of Licensed Product;

(e) bad debts and uncollectible amounts relating to the sale of Licensed Product that are actually written off; and

(f) sales taxes, duties and other governmental charges (including value added tax, but solely to the extent not otherwise creditable or reimbursed) imposed upon and paid with respect to the sale, transportation, delivery, use, exportation, or importation of Licensed Product (but excluding what is commonly known as income taxes and taxes or charges required by U.S. Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program).

Such amounts shall be determined in accordance with GAAP.

The sale of any Licensed Product by a Selling Party to another Selling Party for resale by such Selling Party to a Third Party (other than a Selling Party) shall not be deemed a sale for purposes of this definition of “Net Sales,” provided that the subsequent resale is included in the computation of Net Sales. Further, transfers or dispositions of Licensed Products as [***], consistent with prevailing industry standards, and Licensed Products provided [***] shall be disregarded in determining Net Sales.

If any discounts or other deductions or rebates are made in connection with sales of a Licensed Product that is bundled or sold together with other products of the Selling Parties, then the discount, deduction or rebate applied to the Licensed Product shall not exceed the discount, deduction or rebate applied to any of the other products of the Selling Parties in such arrangement based upon the respective list prices of the Licensed Product and such other products prior to applying the discount, unless Reneo provides evidence reasonably satisfactory to vTv that such difference is commercially reasonable and does not unfairly prejudice the Licensed Product in favor of such other products.

For any Licensed Product which is sold as a Combination Product, the Net Sales for such Combination Product shall be adjusted by multiplying the actual Net Sales of such Combination Product by the fraction A/(A+B) where A is [***], and B is [***]. If the other product(s) or product component(s) is(are) not sold separately, then the actual Net Sales of such Combination Product shall be adjusted by multiplying the actual Net Sales of such Combination Product by the fraction A/C where A is [***], and C is [***]. If neither the Compound nor the other active product(s) or product component(s) of the Combination Product are sold separately in the applicable country, then Reneo shall determine the Net Sales of the Combination Product in good faith based on the respective values of the components of such Combination Product, subject to agreement by vTv, not to be unreasonably withheld, conditioned or delayed.

1.30 “Patent” means all: (a) letters patent (including inventor’s certificates), including any substitution, extension, registration, confirmation, validation, reissue, re-examination, supplementary protection certificates, confirmation patents, patent of additions, renewal or any like filing thereof; (b) pending applications for letters patent (including applications for inventor’s certificates), including any continuation, division or continuation-in-part thereof and any provisional applications; and (c) any United States and international counterparts to any of (a) and (b) above.

1.31 “Phase 2 Clinical Trial” means a study of a Licensed Product in the Field in human patients designed or intended to determine initial efficacy, pharmacological effect or dose range or regimen, as further defined in 21 C.F.R. 312.21(b), or the corresponding regulations in any jurisdiction or country other than the United States, or any amended or successor regulations, to permit the design of further clinical trials.

1.32 “Phase 3 Clinical Trial” means a pivotal study in the Field in human patients with a defined dose or a set of defined doses of a Licensed Product designed or intended to ascertain efficacy and safety of such Licensed Product for the purpose of enabling the preparation and submission of a Marketing Authorization Application to the competent Regulatory Authority in a country of the Territory, as further defined in 21 C.F.R. 312.21(c), or the corresponding regulations in any jurisdiction or country other than the United States, or any amended or successor regulations.

1.33 “PPAR” means peroxisome proliferation activated receptor.

1.34 “Regulatory Approval” means any and all approvals (including supplements, amendments, and pre- and post-approvals), licenses, registrations or authorizations (or waivers) of any national, supra-national (e.g., the European Commission or the Council of the EU), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use, import, transport, promotion, marketing, offer for sale or sale of a product in a regulatory jurisdiction; but excluding any pricing and reimbursement approval.

1.35 “Regulatory Authority” means the applicable national (e.g., the FDA), supra-national (e.g., the European Commission or the Council of the EU), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority that, in each case, regulates or governs the Development of a Compound or Licensed Product or the granting of Regulatory Approval of a Licensed Product in a regulatory jurisdiction.

1.36 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights granted by a Regulatory Authority (other than Patents) with respect to a Licensed Product sold in a given country, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity or pediatric exclusivity.

1.37 “Regulatory Materials” means applications, submissions, notifications, registrations, Regulatory Approvals or other filings made to or with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable in order to Develop, Manufacture, use, market, sell or otherwise Commercialize a Licensed Product in a particular country or regulatory jurisdiction.

1.38 “Reneo Know-How” means all Information Controlled by Reneo, or any Affiliate it controls (within the meaning of Section 1.1), in each case as of the effective date of any termination of this Agreement (but not expiration of this Agreement), that is necessary to Develop, Manufacture or Commercialize any Compound or any Licensed Product; provided, however, that “Reneo Know-How” excludes Information Controlled by Reneo or any such controlled Affiliates to the extent relating to any compound, other than a Compound, that may be included in a Licensed Product that is a Combination Product or the Development, Manufacture or Commercialization of such other compounds.

1.39 “Reneo Patents” means (a) any Patents Controlled by Reneo, or any Affiliate it controls (within the meaning of Section 1.1), in each case as of the effective date of any termination of this Agreement (but not expiration of this Agreement), that Cover any Compound or any Licensed Product or any Reneo Know-How, including Reneo’s interest in any Patents that Cover any Compound or any Licensed Product or any Reneo Know-How and are jointly owned by Reneo or any such controlled Affiliates, on the one hand, and vTv or any Affiliate it controls (within the meaning of Section 1.1), on the other hand, and (b) any counterparts, continuations, continuations in part, divisionals, substitute applications, provisionals, patents issued or granted on any such patent applications, extensions (including supplementary protection certificates), reissues, reexaminations, registrations or confirmations of the foregoing, and foreign counterparts of any of the foregoing, whether existing on the effective date of such termination of this Agreement or filed or issued thereafter, but in each case solely to the extent such claims are entitled to claim priority to any Patent described in clause (a); provided, however, that “Reneo Patents” excludes Patents Controlled by Reneo or any such controlled Affiliates to the extent relating to any compound, other than a Compound, that may be included in a Licensed Product that is a Combination Product or the Development, Manufacture or Commercialization of such other compounds.

1.40 “Reneo Technology” means the Reneo Know-How and Reneo Patents.

1.41 “SEC” means the U.S. Securities and Exchange Commission, and any successor thereto.

1.42 “Securities Act” means the Securities Act of 1933, as amended.

1.43 “Sponsor Group” means (a) M&F Worldwide Corp., (b) MacAndrews & Forbes Holdings Inc., (c) each of M&F Worldwide Corp.’s and MacAndrews & Forbes Holdings Inc.’s Affiliates, excluding vTv and its direct and indirect subsidiaries, (d) Ronald O. Perelman and (e) any of the directors or executive officers of MacAndrews & Forbes Holdings Inc.

1.44 “Sublicensee” means a Third Party that is granted a sublicense under any of the vTv Technology to Develop or Commercialize any Compound or Licensed Product in the Territory, beyond the mere right to purchase the Licensed Product from or to provide services on behalf of Reneo and its Affiliates. In no event shall vTv or any of its Affiliates be deemed a Sublicensee.

1.45 “Territory” means all countries in the world.

1.46 “Third Party” means any person or entity other than: (a) Reneo; (b) vTv; or (c) an Affiliate of either Party.

1.47 “U.S.” or “United States” means the United States of America, including all possessions and territories thereof.

1.48 “Valid Claim” means (a) a claim in an issued Patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement of the Parties or (b) a claim of any patent application that has not been cancelled, withdrawn, abandoned or finally rejected by an administrative agency action from which no appeal can be taken; provided that any such claim in any pending patent application has not been pending for more than [***] years from the filing date of the earliest patent application from which such claim derives priority; and provided, further, that, if any such claim issues after the end of such [***] year period, it will upon such issuance again be a Valid Claim subject to clause (a) above.

1.49 “vTv Know-How” means all Information Controlled by vTv, or any Affiliate it controls (within the meaning of Section 1.1), as of the Effective Date or during the Term that is necessary to Develop, Manufacture or Commercialize any Compound or any Licensed Product, including all Information contained or embodied in all documents and materials listed on

Exhibit 1.49; provided, however, that “vTv Know-How” excludes Information Controlled by vTv or any such controlled Affiliates to the extent relating to any compound, other than a Compound, that may be included in a Licensed Product that is a Combination Product or the Development, Manufacture or Commercialization of such other compounds.

1.50 “vTv Patents” means (a) any Patents Controlled by vTv, or any Affiliate it controls (within the meaning of Section 1.1), as of the Effective Date or during the Term that Cover any Compound or any Licensed Product or any vTv Know-How, including (i) those Patents listed on Exhibit 1.50 and (ii) vTv’s interest in any Patents that Cover any Compound or any Licensed Product or any vTv Know-How and are jointly owned by vTv or any such controlled Affiliates, on the one hand, and Reneo or any Affiliates it controls (within the meaning of Section 1.1), on the other hand, and (b) any counterparts, continuations, continuations in part, divisionals, substitute applications, provisionals, patents issued or granted on any such patent applications, extensions (including supplementary protection certificates), reissues, reexaminations, registrations or confirmations of the foregoing, and foreign counterparts of any of the foregoing, whether existing on the Effective Date or filed or issued thereafter, but in each case solely to the extent such claims are entitled to claim priority to any Patent described in clause (a); provided, however, that “vTv Patents” excludes Patents Controlled by vTv or any such controlled Affiliates to the extent relating to any compound, other than a Compound, that may be included in a Licensed Product that is a Combination Product or the Development, Manufacture or Commercialization of such other compounds. Exhibit 1.50 may be updated from time-to-time during the Term upon the mutual written agreement of the Parties.

1.51 “vTv Technology” means the vTv Know-How and vTv Patents.

1.52 Additional Definitions. Each of the following definitions is set forth in the section of the Agreement indicated below:

Definition	Section
“Acquirer Program”	2.3(c)
“[***]”	3.2(b)
“Agreement”	Preamble
“Alliance Manager”	4.1
“Charter”	8.2(a)(iii)
“Claims”	9.1(a)
“[***]”	2.3(b)
“Competitive Infringement”	5.3(a)
“Development Plan”	4.4
“Effective Date”	Preamble
“Equity Securities”	3.2(b)
“[***]”	3.2(b)
“First Indication”	3.3(a)
“Fully Diluted Shares”	3.2(b)
“[***]”	3.3(a)
“ICC”	10.3

“Indemnified Party”	9.1(c)
“Indemnifying Party”	9.1(c)
“[***]”	3.2(a)
“[***]”	3.2(a)
“Party” and “Parties”	Preamble
“Pre-Existing Affiliates”	11.4(b)
“Prior CDA”	6.7
“Product Marks”	4.7
“Reneo”	Preamble
“Reneo Indemnitees”	9.1(b)
“Royalty Term”	3.5(b)
“Sale Transaction”	11.4(b)
“Second Indication”	3.3(b)
“Selling Party”	1.29
“Shares”	3.2(b)
“Sublicensing Revenues”	3.6
“Table 3.3(a)	3.3(a)
“Table 3.3(b)”	3.3(b)
“Term”	7.1
“Third Party Acquirer”	11.4(b)
“Third Party License”	3.5(e)(ii)
“US First Approval”	3.3(a)
“US Second Approval”	3.3(b)
“vTv”	Preamble
“vTv Indemnitees”	9.1(a)

2.	LICENSES AND RELATED RIGHTS

2.1 License Grant. Subject to the terms and conditions of this Agreement, vTv hereby grants Reneo during the Term an exclusive (even as to vTv and its Affiliates), royalty-bearing license, with the right to sublicense through multiple tiers as provided in Section 2.2, under the vTv Technology to Develop, Manufacture, have Manufactured, seek Regulatory Approval for, use, sell, offer to sell, import and otherwise Commercialize Compounds and Licensed Products in the Field in the Territory.

2.2 Sublicensing; Subcontracting. Reneo shall have the right to grant sublicenses of the license granted to it under Section 2.1, through multiple tiers of sublicense, or subcontract its activities with respect to any Compound or Licensed Product, to its Affiliates, contractors and any other Third Party, provided that: (a) Reneo shall remain responsible for the compliance with this Agreement by any such Affiliate, Sublicensee or subcontractor; (b) each such sublicense or subcontract agreement shall be consistent with the terms and conditions of this Agreement; and (c) Reneo shall use Commercially Reasonable Efforts to obtain the written agreement of each Sublicensee to grant Reneo Control of applicable rights as necessary to enable Reneo to grant to vTv the scope of rights set forth in Section 7.7, provided that the foregoing shall not be construed to limit the rights of Sublicensees under Section 7.6(b)(ii). Reneo shall provide vTv with a copy of each sublicense agreement entered into with each Sublicensee, and each amendment thereto, within thirty (30) days of its execution (provided that Reneo may redact any confidential information contained therein that is not necessary to ensure compliance with this Agreement).

2.3 Negative Covenants.

(a) Reneo covenants that it will not and will not permit any of its Affiliates, Sublicensees or subcontractors to use or practice any vTv Technology outside the scope of the license granted under Section 2.1.

(b) vTv covenants that it will not and will not permit any of its Affiliates to, and it and its Affiliates will not grant the right to or assist or collaborate with any Third Party (including any member of the Sponsor Group) to, directly or indirectly, [***].

(c) If, during the Term, vTv or any of its Affiliates is acquired by a Third Party (whether such acquisition occurs by way of a purchase of assets, merger, consolidation, change of control or otherwise), then, notwithstanding anything to the contrary in Section 2.3(b), neither the acquiring Third Party nor any of such Third Party’s Pre-Existing Affiliate(s), shall be prohibited from [***] (any such activities, an “Acquirer Program”), and such Acquirer Program will not constitute a violation of Section 2.3(b); provided that (i) no vTv Technology, Reneo Technology or other Confidential Information of Reneo is used in such Acquirer Program and (ii) the acquiring Third Party shall establish reasonable internal safeguards designed to prevent any use of vTv Technology, Reneo Technology or other Confidential Information of Reneo in such Acquirer Program.

2.4 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right to any intellectual property of such Party.

3.	COMPENSATION

3.1 Upfront Payment. Reneo shall pay vTv a one-time, non-refundable and non-creditable upfront cash payment of three million Dollars ($3,000,000), which shall be paid within two (2) business days after the Effective Date.

3.2 Equity Consideration.

(a) [***]. Upon the Effective Date, in partial consideration of the rights granted hereunder, Reneo shall issue to vTv [***] shares of Reneo’s Common Stock (the “[***]”) pursuant to the terms of the stock purchase agreement attached hereto as Exhibit 3.2(a) (the “[***]”).

(b) [***]. [***]. To the extent Reneo has granted or in the future grants any registration rights to one or more stockholders, Reneo will grant vTv a comparable right to register all Shares and [***], subject to customary exceptions (which obligation may be satisfied by providing such rights in the context of an investor rights agreement or similar agreement pursuant to which vTv and such other stockholders are granted such rights on a collective (i.e., not on an individual basis)). [***].

(c) Stock Agreement. As a condition precedent to the effectiveness of this Agreement, the Parties shall have duly authorized, executed and delivered the [***] Stock Purchase Agreement and performed their respective obligations that are required to be performed thereunder. In addition, Reneo’s obligation to [***] is subject to and conditioned upon [***].

3.3 Development Milestone Payments.

(a) First Indication. Reneo shall make each of the non-refundable and non-creditable development milestone payments set forth in the table below in this Section 3.3(a) (“Table 3.3(a)”) to vTv within thirty (30) days after the first achievement (whether by or on behalf of Reneo or any of its Affiliates or, subject to Section 3.6, Sublicensees) of the corresponding milestone event set forth in Table 3.3(a) by the first Licensed Product to achieve such milestone event. The Indication in which each milestone event in Table 3.3(a) is first achieved by any Licensed Product is referred to herein as the “First Indication”; provided, however, that the Indication constituting the “First Indication” in which a given milestone event in Table 3.3(a) is achieved may be the same as or different from the Indication constituting the “First Indication” in which any other milestone event in Table 3.3(a) is achieved. Each milestone payment set forth in Table 3.3(a) shall be paid only once during the Term, for the first time any Licensed Product reaches such milestone event for the First Indication in which such milestone event is achieved, and regardless of the number of Licensed Products that achieve such milestone event, the number of times such milestone event is achieved by any Licensed Product, or the number of additional Indications in which such milestone event is subsequently achieved. For clarification, the total milestone payments payable under this Section 3.3(a) if all milestone events in Table 3.3(a) are achieved is [***].

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b) Second Indication. Reneo shall make each of the non-refundable and non-creditable development milestone payments set forth in the table below in this Section 3.3(b) (“Table 3.3(b)”) to vTv within thirty (30) days after the first achievement (whether by or on behalf of Reneo or any of its Affiliates or, subject to Section 3.6, Sublicensees) of the corresponding milestone event set forth in Table 3.3(b) by the first Licensed Product to achieve such milestone event for the second Indication (i.e., the first additional Indication other than the First Indication for which the milestone payment for the corresponding milestone event in Table 3.3(a) was paid). The Indication in which each milestone event in Table 3.3(b) is first achieved by any Licensed Product, after achievement of the corresponding milestone event in Table 3.3(a) in the First Indication is referred to herein as the “Second Indication”; provided, however, that the Indication constituting the “Second Indication” in which a given milestone event in Table 3.3(b) is achieved may be the same as or different from the Indication constituting the “Second Indication” in which any other milestone event in Table 3.3(b) is achieved. Each milestone payment set forth in Table 3.3(b) shall be paid only once during the Term, for the first time any Licensed Product reaches such milestone event for the Second Indication in which such milestone event is achieved, regardless of the number of Licensed Products that achieve such milestone event, the number of times such milestone event is achieved by any Licensed Product, or the number of additional Indications in which such milestone event is subsequently achieved. For clarification, the total milestone payments payable under this Section 3.3(b) if all milestone events in Table 3.3(b) are achieved for a Second Indication is [***].

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(c) [***].

3.4 Sales Milestone Payments. Reneo shall make each of the following one-time, non-refundable and non-creditable sales milestone payments to vTv within [***] days after the end of the [***] in which aggregate annual Net Sales of all Licensed Products in the Territory first reach the thresholds specified below. Reneo shall notify vTv promptly of the achievement of each such sales threshold. If more than one sales threshold is reached in any given calendar year, then the applicable milestone payment for each such achievement shall be due and owing with respect to such calendar year.

Threshold for Aggregate Annual Worldwide Net Sales	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

3.5 Royalty Payments.

(a) Royalty Rates. Reneo shall pay to vTv non-refundable, non-creditable royalties on aggregate annual Net Sales of each Licensed Product in the Territory in each calendar year at the applicable rate(s) set forth below, with such royalties to be calculated by multiplying the applicable incremental amount of Net Sales of such Licensed Product in the Territory in a calendar year by the corresponding royalty rate set forth in the table below and by subsequently making the applicable adjustments in accordance with Section 3.5(e) below:

Annual Net Sales of Licensed Product	Royalty Rate
For that portion of annual Net Sales less than or equal to [***]	[***]
For that portion of annual Net Sales greater than [***] and less than or equal to [***]	[***]
For that portion of annual Net Sales greater than [***] and less than or equal to [***]	[***]
For that portion of annual Net Sales greater than [***]	[***]

(b) Royalty Term. Royalties under this Section 3.5 shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis in the Territory during the period commencing on the First Commercial Sale of such Licensed Product in such country and continuing until the latest of (i) expiration of the last-to-expire Valid Claim of the vTv Patents in the country of sale Covering such Licensed Product or the Compound contained therein, or the manufacture or use of such Licensed Product or Compound contained therein; (ii) expiration of any Regulatory Exclusivity for such Licensed Product in such country; and (iii) the [***] anniversary of the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”). Upon expiration of the Royalty Term for any Licensed Product in a given country, the licenses granted to Reneo under Section 2.1 with respect to such Licensed Product in such country shall automatically become fully paid-up, perpetual and royalty-free and shall survive any expiration or termination of this Agreement, and Net Sales of such Licensed Product in such country shall thereafter be excluded from aggregate annual Net Sales of such Licensed Product for purposes of calculating royalties pursuant to Section 3.5(a).

(c) Royalty Reports and Payments. Within [***] days following the end of each calendar quarter following the First Commercial Sale of any Licensed Product anywhere in the Territory, Reneo shall provide vTv with a report containing the following information for the applicable calendar quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) gross sales and Net Sales of such Licensed Product in such country (including reasonable details regarding each deduction set forth in Sections 1.29 [***] taken by Reneo or its applicable Affiliate(s) or Sublicensee(s)); (ii) the basis for any adjustments to royalties due to vTv on account of Net Sales of such Licensed Product in such country; (iii) a calculation of the royalty payment due to vTv on account of Net Sales of such Licensed Product in such country; and (iv) the exchange rate used in calculating any of the foregoing. Concurrent with the delivery of the applicable quarterly report, Reneo shall pay the royalty payment due to vTv pursuant to this Section 3.5 for such calendar quarter.

(d) Existing Third Party Payment Obligations. vTv shall be responsible for any payments to any Third Parties for Patents or Information licensed or acquired by vTv prior to the Effective Date, which are included in the vTv Technology.

(e) Royalty Adjustments.

(i) During any part of the Royalty Term for a Licensed Product in a country in which there is no Valid Claim of the vTv Patents Covering such Licensed Product or the Compound contained therein, or the manufacture or use of such Licensed Product or Compound contained therein, in such country, but there is Regulatory Exclusivity for such Licensed Product in such country, the royalty payable with respect to Net Sales of such Licensed Product in such country shall be reduced by [***]. During any part of the Royalty Term for a Licensed Product in a country in which (A) there is no Valid Claim of the vTv Patents Covering such Licensed Product or the Compound contained therein, or the manufacture or use of such Licensed Product or Compound contained therein, in such country, and (B) there is no Regulatory Exclusivity for such Licensed Product in such country, the royalty payable with respect to Net Sales of such Licensed Product in such country shall be reduced by [***]. The foregoing reductions will be calculated by determining the portion of total Net Sales of the relevant Licensed Product in a calendar quarter that is attributable to the country in which such reduction applies, and determining the total royalties for such Licensed Product without reduction, and then reducing by [***] or [***], as applicable, the applicable portion (based on Net Sales of such Licensed Product in such country as a percentage of total Net Sales of such Licensed Product) of total royalties attributable to such Licensed Product in such country.

(ii) If Reneo or any of its Affiliates or Sublicensees, as applicable, determines, in its reasonable judgment, that it is necessary to obtain a license from any Third Party (each a “Third Party License”) under any Patents in order to manufacture, use, sell, offer for sale or import a Licensed Product in a country, then Reneo may deduct [***] of any royalty amount (or comparable payment based on sales of Licensed Product) paid by Reneo or its Affiliate or Sublicensee in any calendar quarter to such Third Party with respect to sales of such Licensed Product in such country under such Third Party License from the royalty payment that would otherwise be due with respect to Net Sales of such Licensed Product in such country in such calendar quarter pursuant to Section 3.5(a); provided, however, that in no event shall any royalty payment to vTv on Net Sales of any Licensed Product in any country in any calendar quarter be reduced to less than [***] of the royalties that would otherwise be owed to vTv with respect to Net Sales of such Licensed Product under Section 3.5(a). Any amount of royalties paid to such Third Party which is entitled to be deducted under this Section 3.5(e)(ii) but is not deducted as a result of the foregoing limitation shall be carried over and applied against royalties payable to vTv in respect of such Licensed Product in such country in subsequent calendar quarters until the full deduction is taken.

3.6 Sublicensing Revenues. If Reneo grants to a Third Party a sublicense under any of the vTv Technology to Develop, Manufacture or Commercialize a Licensed Product in the Territory, beyond the mere right to purchase such Licensed Product from or to provide services on behalf of Reneo and its Affiliates, Reneo would pay to vTv: (a) the royalties payable pursuant to Section 3.5 on Net Sales of Licensed Products by such Sublicensee; and (b) a percentage of Sublicensing Revenues received by Reneo or its Affiliates from such Sublicensee in consideration for such sublicense as follows: (i) [***], if such sublicense is first entered into prior to [***]; and (ii) [***], if such sublicense is first entered into on or after [***]. Notwithstanding the foregoing, in the event that Reneo or its Affiliate receives Sublicensing Revenues for the achievement of a milestone event set forth in Section 3.3 or 3.4, Reneo shall pay vTv the greater of (A) [***]; or (B) [***], but not both. For the purposes of this Section 3.6, “Sublicensing Revenues” means [***] received by Reneo or any of its Affiliates from a Sublicensee in consideration for a sublicense under any of the vTv Technology to Develop, Manufacture or Commercialize a Licensed Product, but excludes [***].

3.7 Payment Method; Currency. All payments due under this Agreement to vTv shall be made by bank wire transfer in immediately available funds to an account designated by vTv. All payments hereunder shall be made in Dollars. When conversion of payments from any currency other than Dollars is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which such payments are payable as published by The Wall Street Journal, Western U.S. Edition, during the calendar quarter in which the applicable sales were made.

3.8 Late Payment. If Reneo fails to make any payment due to vTv under this Agreement, then interest shall accrue on a monthly basis at the rate equal to [***], or at the maximum rate permitted by applicable Law, whichever is the lower.

3.9 Records; Inspection. Reneo shall, and shall cause its Affiliates and Sublicensees to, keep complete, true and accurate books of account and records for the purpose of determining the payments to be made under this Agreement. Such books and records shall be kept for [***] years following the end of the calendar year to which they pertain. Such records shall be open for inspection during such period by independent accountants, solely for the purpose of verifying payment statements hereunder for a period covering not more than the [***] prior to the date of request; provided that no period shall be subject to inspection under this section more than once. Such inspections shall be made no more than once each calendar year, on reasonable notice during normal business hours. The auditor will execute a reasonable written confidentiality agreement with Reneo and will disclose to vTv only such information as is reasonably necessary to provide vTv with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The auditor will send a copy of the report to Reneo at the same time it is sent to vTv. The report sent to both Parties will include the methodology and calculations used to determine the results. Any unpaid amounts (plus interest as set forth in Section 3.8) that are discovered shall be paid promptly by Reneo. Inspections conducted under this Section 3.9 shall be at the expense of vTv, unless the inspection discloses an underpayment by Reneo of [***] or more of the amount due for any period covered by the inspection, whereupon all costs relating to the inspection for such period shall be paid promptly by Reneo. If an inspection conducted pursuant to this Section 3.9 discloses an overpayment by Reneo, then Reneo will deduct the amount of such overpayment from amounts otherwise owed to vTv under this Agreement, unless no further payments are due hereunder, in which case the amount of such overpayment shall be refunded by vTv to Reneo.

3.10 Taxes.

(a) Taxes. Each Party shall be solely responsible for the payment of all taxes imposed on amounts paid or payable to such Party under this Agreement or any transaction contemplated hereby. To the extent Reneo is required to deduct and withhold taxes on any payment to vTv, Reneo shall deduct such taxes from the payment made to vTv, pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to vTv an official tax certificate or other evidence of such withholding sufficient to enable vTv to claim credit for such payment of taxes.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax obligations (including withholding) in respect of amounts payable by Reneo to vTv under this Agreement to the extent permitted by applicable Laws. Each Party shall provide to the other Party any tax forms that may be reasonably necessary in order for Reneo to not withhold tax or to withhold tax at a reduced rate. Reneo shall use reasonable efforts to identify any such forms prior to the due date and advise vTv of the same. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of taxes paid with respect to, or withheld from, payments made under this Agreement, such recovery to be for the benefit of the Party bearing such tax.

4.	DEVELOPMENT AND COMMERCIALIZATION

4.1 Alliance Managers. Within thirty (30) days after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of pharmaceutical development and commercialization issues, to act as its alliance manager under this Agreement (each, an “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties for the purpose of providing vTv with information on the progress of Reneo’s Development and Commercialization activities under this Agreement. The Alliance Managers shall also be primarily responsible for facilitating the flow of information and otherwise promoting communication and coordination between the Parties. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

4.2 vTv Know-How Transfer. Within [***] days after the Effective Date, vTv shall deliver to Reneo the vTv Know-How set forth on Exhibit 1.49. In addition, vTv shall deliver to Reneo any vTv Know-How that comes into existence, or existed as of the Effective Date but is only identified, after the Effective Date and was not previously provided to Reneo promptly after the development or identification thereof. During the [***] period after the Effective Date, vTv shall make available to Reneo, on a reasonable consultation basis, such advice of its technical personnel as may be reasonably requested by Reneo in connection with such transfer of vTv Know-How. Reneo agrees to reimburse vTv for the reasonable and documented fully-burdened charges for the time and expenses of such personnel when consulting for Reneo (including reasonable documented travel expenses, lodging and meals) incurred by personnel of vTv at the request of Reneo while rendering services under this Section 4.2. Reneo shall reimburse all such amounts within thirty (30) days after receipt of any invoice therefor.

4.3 Development Responsibilities. As between the Parties, Reneo shall have sole authority and responsibility for conducting or having conducted Development activities with respect to Compounds and Licensed Products in the Territory, at its sole cost and expense, in accordance with the terms and conditions of this Agreement. Reneo shall conduct all such activities in compliance in all material respects with all applicable Laws. Reneo shall have sole responsibility and control with respect to seeking Regulatory Approvals with respect to Licensed Products. As between the Parties, Reneo shall hold legal title to all Regulatory Materials within the Territory. Promptly following the Effective Date, vTv shall take and cause to be taken such actions and execute such documents that are requested in writing by Reneo to the extent necessary to transfer to Reneo all Regulatory Materials within the vTv Know-How.

4.4 Development Plan. Reneo shall prepare a written development plan, summarizing the Development activities related to any Compound or Licensed Product to be conducted by Reneo, its Affiliates, Sublicensees and subcontractors, and the timeline regarding such activities (as may be amended, the “Development Plan”). An initial Development Plan is attached to this Agreement as Exhibit 4.4. Reneo shall review from time to time and, as appropriate, prepare an update to the then-current Development Plan that reflects any material changes with respect to Development of Licensed Products and send such updated Development Plan to vTv for review. Reneo shall give good faith consideration to any written comments provided by vTv with respect to any updated Development Plan, but shall retain sole control over decisions with regard to the Development Plan and any changes thereto. Reneo and its Affiliates and Sublicensees, as applicable, shall conduct Development of Compounds and Licensed Products in accordance with the then-current Development Plan.

4.5 Commercialization Responsibilities. As between the Parties, Reneo shall have sole authority and responsibility for conducting or having conducted Commercialization activities with respect to Licensed Products in the Territory, at its sole cost and expense, in accordance with the terms and conditions of this Agreement. Reneo shall conduct all such activities in compliance in all material respects with all applicable Laws. It is understood that as between the Parties, Reneo shall be solely responsible for handling all returns, order processing, invoicing and collection, distribution, and receivables for Licensed Products in the Territory.

4.6 Development Records and Reports. Reneo shall maintain complete and accurate customary records (in the form of technical notebooks or electronic files where appropriate) of all Development activities related to any Compound or Licensed Product conducted by it or any of its Affiliates or Sublicensees, as applicable, under this Agreement and all Information resulting from such work. Such records, including any electronic files where such Information may also be contained, shall fully and properly reflect all work done and results achieved in the performance of the Development activities related to any Compound or Licensed Product in sufficient detail and in good scientific manner appropriate for applicable patent and regulatory purposes. Upon the expiry of each consecutive [***] month period during the Term until First Commercial Sale of a Licensed Product, Reneo shall provide vTv with a written report summarizing its Development activities related to any Compound or Licensed Product conducted by Reneo or any of its Affiliates or Sublicensees, as applicable, under this Agreement and the results of such activities, and shall be reasonably available for at least one (1) meeting (which may be held in person or by videoconference or teleconference) to discuss each such written report. Any information or report provided by Reneo to vTv pursuant to this Section 4.6 shall be deemed to be Reneo’s Confidential Information and subject to the provisions of Article 6.

4.7 Trademarks. Reneo shall have the right to brand Licensed Products using Reneo related trademarks and any other trademarks and trade names it determines appropriate for the Licensed Products which may vary by country or within a country (“Product Marks”), provided that Reneo shall not, and shall not permit its Affiliates or Sublicensees to, make any use of the trademarks or house marks of vTv or its Affiliates (including their corporate names) or any trademark confusingly similar thereto. As between the Parties, Reneo or its Affiliate or Sublicensees or subcontractors (as applicable) shall own all rights in the Product Marks and shall register and maintain the Product Marks in the countries and regions Reneo determines reasonably necessary at its own cost and expense.

4.8 Diligence. During the Term, Reneo (by itself or through its Affiliates or Sublicensees, as applicable), shall use Commercially Reasonable Efforts to (a) [***], and (b) [***]. For clarity, it is understood and acknowledged that to the extent that Reneo uses Commercially Reasonable Efforts (by itself or through its Affiliates or Sublicensees, as applicable) to seek Regulatory Approval for [***], Reneo shall be in compliance with this Section 4.8 with respect to seeking Regulatory Approval for [***]. Reneo will have no obligations to devote or cause to be devoted any level of diligence with respect to the Development, Regulatory Approval or Commercialization of Licensed Products except as set forth in this Section 4.8.

5.	INTELLECTUAL PROPERTY

5.1 Ownership. Ownership of Information, discoveries and inventions (patentable or not) generated, conceived or reduced to practice after the Effective Date in the performance of the Development, Manufacture, Commercialization or other activities conducted by Reneo or any of its Affiliates or Sublicensees, as applicable, using vTv Technology, including Patents filed thereon and other intellectual property rights therein, shall be determined in accordance with inventorship under United States patent Laws. Reneo or its Affiliate shall be solely responsible, at its discretion and expense, for all decisions and actions with respect to the preparation, filing, prosecution and maintenance of any such Patents solely owned by it; provided, however, that Reneo shall notify vTv in writing [***] of any patent application solely owned by Reneo or any of its Affiliates or Sublicensees Covering any Compound or Licensed Product or the manufacture or use of any Compound or Licensed Product filed by Reneo or any of its Affiliates or Sublicensees (to the extent not previously disclosed to vTv).

5.2 Patent Prosecution.

(a) vTv Patents. All decisions and actions with respect to the preparation, filing, prosecution and maintenance of the vTv Patents shall be the responsibility of Reneo, using patent counsel reasonably acceptable to vTv, at Reneo’s sole cost and expense; provided, however, that Reneo shall notify vTv in writing promptly after Reneo files any patent application included in the vTv Patents. Reneo may abandon or discontinue the prosecution or maintenance of any vTv Patent in a country; provided that Reneo first notifies vTv in writing at least [***] days in advance of the due date of any payment or other action that is required to prosecute or maintain such vTv

Patent, and, upon such notice, vTv shall have the option, but not the obligation, to prepare, file, prosecute and maintain such vTv Patent in the Territory at its sole cost and expense.

(b) Patent Term Extensions. As between the Parties, Reneo shall have the authority and responsibility to file for and seek to obtain patent term extensions (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to Patents covering Licensed Products.

(c) Data Exclusivity. With respect to data exclusivity periods, Reneo shall have the sole right, but not the obligation, consistent with its obligations under applicable Laws (including any applicable consent order), to seek, maintain and enforce all such data exclusivity periods available for Licensed Products.

(d) Cooperation. Promptly following the Effective Date, (but no less than [***] days before any statutory bar date), vTv will transfer to Reneo all Information concerning the preparation, filing, prosecution and maintenance of the vTv Patents. vTv shall cooperate with Reneo and shall execute any power of attorney or similar document, in each case to the extent reasonably required to allow Reneo to assume the preparation, filing, prosecution and maintenance of the vTv Patents in Reneo’s name. Reneo shall cooperate with vTv, in each case to the extent reasonably required to allow vTv to assume the preparation, filing, prosecution and maintenance, of any Patent abandoned by Reneo pursuant to Section 5.2(a).

5.3 Patent Enforcement.

(a) Notification. If either Party becomes aware of any existing or threatened infringement of any vTv Patent in the Field in the Territory, including (i) any such existing or threatened infringement on account of a Third Party’s manufacture, use or sale of any Compound or Licensed Product in the Field in any country in the Territory, or (ii) any certification filed by a Third Party in the United States pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (or any successor legislation) or similar provisions in other jurisdictions, in connection with an abbreviated new drug application or a paper new drug application (or equivalent) with respect to any Compound or Licensed Product in the Field in any country in the Territory, or any other similar Third Party communication, including notices pursuant to §§ 101 and 103 of such act from any person or entity who has filed an abbreviated new drug application or a paper new drug application (or equivalent) with respect to any Compound or Licensed Product in the Field ((i) and (ii), collectively, “Competitive Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Competitive Infringement.

(b) Right to Enforce. Reneo shall have the first right, but shall not be obligated, to bring and control an infringement action with respect to any Competitive Infringement of any vTv Patent, at Reneo’s sole cost and expense. If Reneo does not bring such an action with respect to a vTv Patent (or settle or otherwise secure the abatement of such infringement) prior to the earlier of: (i) [***] days following Reneo’s receipt or delivery of the notice under Section 5.3(a), or (ii) [***] days before the deadline, if any, set forth in the applicable Laws for the filing of such actions, vTv shall have the right to bring and control any such action, at its own expense and by counsel of its own choice.

(c) Cooperation. Each Party shall cooperate fully with the enforcing Party in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party. Neither Party shall have the right to settle any patent infringement litigation under this Section 5.3 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld, conditioned or delayed.

(d) Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under this Section 5.3 shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, such recovery shall be allocated first to [***], and any remaining amounts shall be shared as follows: the enforcing Party shall receive [***] of such amounts and the other Party shall receive [***] of such amounts.

5.4 Patent Oppositions and Other Proceedings.

(a) If a vTv Patent becomes the subject of any proceeding commenced by a Third Party in connection with an opposition, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof, then Reneo shall have the first right, but not the obligation, to control such defense at its own expense using counsel of its own choice. If Reneo decides that it does not wish to defend against such action, it shall notify vTv reasonably in advance of all applicable deadlines, and vTv shall thereafter have the right, but not the obligation, to assume defense of such action at its own expense.

(b) The Party controlling any defense under this Section 5.4 shall permit the non-controlling Party to participate in the proceedings to the extent permissible under applicable Laws and to be represented by its own counsel at the non-controlling Party’s expense. Notwithstanding any of the foregoing, the Party controlling any enforcement action pursuant to Section 5.3 shall also have the sole right to control the response to any attack on the validity, title, or enforceability of a Patent that is asserted by the alleged infringer(s) as a counterclaim or affirmative defense in such action. Neither Party shall have the right to settle any proceeding under this Section 5.4 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld, conditioned or delayed.

5.5 Patent Marking. Reneo shall mark all Licensed Products (or when the character of the product precludes marking, the package containing any such Licensed Product) marketed and sold by Reneo or its Affiliates or Sublicensees in accordance with all applicable Laws relating to patent marking.

5.6 Infringement of Third Party Rights. If either Party becomes aware that any Licensed Product used or sold by Reneo or its Affiliates or Sublicensees has become the subject of a Third Party’s claim or assertion of infringement of a Patent, such Party shall promptly notify the other Party. Neither Party shall have the right to settle any patent infringement litigation under this Section 5.6 in a manner that diminishes the rights or interests of the other Party without the written consent of such other Party (which shall not be unreasonably withheld, conditioned or delayed).

6.	CONFIDENTIALITY

6.1 Confidentiality Obligations. The Parties agree that during the Term and for a period of [***] years thereafter, a Party (or any of its Affiliates) receiving Confidential Information of the other Party (or any of its Affiliates) shall: (a) use reasonable efforts to maintain in confidence such Confidential Information (but not less than those efforts as such Party uses to maintain in confidence its own proprietary industrial information of similar kind and value); (b) not disclose such Confidential Information to any Third Party without prior written consent of the other Party, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties; and (c) not use such other Party’s Confidential Information for any purpose except those permitted by this Agreement or other written agreement between the Parties or in connection with exercising such Party’s or its Affiliates’ rights or fulfilling their obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, vTv and its Affiliates may not disclose any vTv Know-How to any Third Party without the prior written consent of Reneo, except to the extent required to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court orders or administrative subpoenas or orders, provided that in such event, vTv shall promptly notify Reneo of such required disclosure and shall use reasonable efforts to assist Reneo, at Reneo’s expense, in obtaining a protective order preventing or limiting the required disclosure.

6.2 Exceptions. The obligations in Sections 6.1, 6.3, 6.5, 6.6 and 7.8 shall not apply with respect to any portion of the disclosing Party’s (or any of its Affiliates’) Confidential Information that the receiving Party can show by competent written proof:

(a) was known to the receiving Party or any of its Affiliates, other than under an obligation of confidentiality to the disclosing Party or any of its Affiliates, at the time of disclosure by or on behalf of the disclosing Party or any of its Affiliates;

(b) was generally available to the public or otherwise part of the public domain, at the time of disclosure by or on behalf of the disclosing Party or any of its Affiliates;

(c) becomes generally available to the public or otherwise part of the public domain after the disclosure by or on behalf of the disclosing Party or any of its Affiliates, other than through any act or omission of the receiving Party or any of its Affiliates in breach of this Agreement;

(d) is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the disclosing Party or any of its Affiliates under a then-surviving obligation of confidentiality; or

(e) is subsequently independently developed by employees, subcontractors or sublicensees of the receiving Party or any of its Affiliates without use of the disclosing Party’s or any of its Affiliates’ Confidential Information.

6.3 Authorized Disclosure. A Party may disclose the Confidential Information of the other Party or any of its Affiliates to the extent such disclosure is reasonably necessary in the following instances; provided that notice of any such disclosure shall be provided as soon as practicable to such other Party:

(a) filing or prosecuting Patents in accordance with Section 5.2;

(b) complying with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of Licensed Products;

(c) prosecuting or defending litigation as contemplated by this Agreement, including actions or proceedings in accordance with Section 5.3 or 5.4;

(d) disclosure to its or its Affiliates’ employees, directors, officers, agents, consultants, professional advisors, subcontractors, licensees or sublicensees or bona fide potential subcontractors, licensees or sublicensees, on a need-to-know basis for the sole purpose of performing its or its Affiliates’ obligations or exercising its or its Affiliates’ rights under this Agreement; provided that in each case, the disclosees are bound by written or professional obligations of confidentiality and non-use consistent with those contained in this Agreement;

(e) disclosure to any bona fide potential or actual investor, acquiror or merger partner or other potential or actual financial or commercial partner for the sole purpose of evaluating an actual or bona fide potential investment, acquisition or other business relationship; provided that in each case, the disclosees are bound by written or professional obligations of confidentiality and non-use consistent with those contained in this Agreement; or

(f) complying with applicable Laws, including regulations promulgated by applicable security exchanges, court orders or administrative subpoenas or orders.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 6.3(c) or (f), such Party shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to assist the other Party, at such other Party’s expense, in obtaining a protective order preventing or limiting the required disclosure.

6.4 Publicity; Terms of Agreement.

(a) If either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, which: (i) prior to [***], may be withheld by the other Party in its sole discretion (except as otherwise provided herein), except that vTv shall have the right, within three (3) business days after the Effective Date, to issue a press release announcing the execution of this Agreement, subject to the Parties’ mutual agreement as to any description of this Agreement or the transactions contemplated hereby contained therein; and (ii) after [***], shall not be unreasonably withheld. In the case of a press release or governmental filing required by applicable Law, the disclosing Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor. A Party commenting on such a proposed press release shall provide its comments, if any, within five (5) business days after receiving the press release for review. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment thereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 6.4, provided such information remains accurate as of such time.

(b) The Parties acknowledge that either or both Parties may be obligated to file under applicable Laws a copy of this Agreement with the SEC or other Governmental Authorities. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party and permitted by such Governmental Authority. In the event of any such filing, the filing Party will consult with the other Party on the provisions of this Agreement to be redacted in any filing made with the SEC or as otherwise required by applicable Laws; provided that the filing Party shall have the right to make any such filing as it reasonably determines necessary under applicable Laws.

6.5 Equitable Relief. Each Party acknowledges that its breach of this Article 6 would cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 6 by such Party.

6.6 Technical Publications. During the Term, vTv may not publish any Information involving a Compound or a Licensed Product (other than Information contained in a Patent within the vTv Technology that is published pursuant to applicable patent laws), without the prior written approval of Reneo, which approval will not be unreasonably withheld, conditioned or delayed. Reneo may freely publish any Information related to a Compound or a Licensed Product provided that any such publication does not contain any Confidential Information of vTv, without the prior written consent of vTv.

6.7 Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 6 shall supersede the Confidential Disclosure Agreement by and between Reneo and vTv, dated as of February 28, 2017 (the “Prior CDA”). Any information disclosed by or on behalf of vTv or any of its Affiliates under, and subject to, the Prior CDA shall be deemed Confidential Information of vTv for purposes of this Agreement.

7.	TERM AND TERMINATION

7.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 7, shall remain in effect until the expiration of the last Royalty Term in the Territory (the “Term”).

7.2 Termination for Material Breach. Each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within [***] days from the date of such notice (or within [***] business days from the date of such notice in the event such material breach is solely based on the breaching Party’s failure to pay any amounts or issue any Shares due hereunder). Any right to terminate under this Section 7.2 shall be stayed and the cure period tolled in the event that, during any cure period, the alleged breaching Party shall have initiated dispute resolution in accordance with Article 10 with respect to the alleged breach, which stay and tolling shall last so long as the alleged breaching Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings. Each Party shall be entitled to offset, against amounts payable to the other Party under this Agreement, any amounts of damages determined, in a final decision by an applicable court action or other legal proceeding, to be owed to such Party by the other Party based on the other Party’s material breach of this Agreement.

7.3 Termination Upon Insolvency. Either Party may terminate this Agreement upon written notice to the other Party if, at any time, the other Party (a) files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, (b) is served with an involuntary petition against it, filed in any insolvency proceeding that is not dismissed within [***] days after the filing thereof, or (c) makes an assignment of the assets associated with this Agreement for the benefit of its creditors.

7.4 Termination by Reneo. Reneo may terminate this Agreement in its entirety for any reason upon [***] days prior written notice to vTv.

7.5 Effect of Expiration of this Agreement. Upon expiration (but not earlier termination) of this Agreement, the licenses granted to Reneo hereunder shall survive on a royalty-free, fully-paid, irrevocable and perpetual basis.

7.6 Effect of Any Termination. In the event of any termination of this Agreement prior to its expiration, the licenses granted to Reneo in Section 2.1, and all sublicenses granted thereunder, shall terminate; provided, however, that:

(a) if, prior to any termination of this Agreement (prior to expiration hereof), the Royalty Term with respect to a Licensed Product in any country had expired, the license granted to Reneo in Section 2.1 with respect to such Licensed Product in such country shall survive such termination of this Agreement on a royalty-free, fully-paid, irrevocable and perpetual basis; and

(b) if this Agreement is terminated by vTv pursuant to Section 7.2 or 7.3, then:

(i) any sublicense granted by Reneo to any of its Affiliates pursuant to Section 2.2 shall immediately terminate;

(ii) any sublicense granted to any Sublicensee pursuant to Section 2.2 (including any further sublicenses granted by such Sublicensee) and any license granted by Reneo to any Sublicensee under any product trademark assigned to vTv pursuant to Section 7.7(a)(ii)(3) shall survive termination of this Agreement [***], subject to (A) [***], and (B) [***]; unless (1) [***] or (2) [***]. In no event shall vTv be required to assume any obligations under any sublicense agreement that are greater in scope than vTv’s obligations set forth in this Agreement; and

(iii) Section 7.7(b) shall not apply to any Sublicensee whose sublicense survives such termination in accordance with Section 7.6(b)(ii).

7.7 Effect of Termination. In the event of termination of this Agreement, and without prejudice to vTv’s other rights and remedies, the following provisions (in addition to the provisions of Section 7.6, to the extent applicable), shall apply to the extent requested by vTv.

(a) [***].

(i) Termination Prior to [***]. If such termination becomes effective prior to [***], then:

(1) effective as of such termination, Reneo shall, and it hereby does, grant to vTv [***] license, [***] under Reneo Technology, solely to Develop, Manufacture, have Manufactured, seek Regulatory Approval for, use, sell, offer to sell, import and otherwise Commercialize Compounds and Licensed Products in the Field in the Territory; and

(2) Reneo shall promptly (A) [***] and (B) disclose to vTv, [***] all pre-clinical and clinical data, including pharmacology and biology data, in Reneo’s or its applicable controlled Affiliates’ Control with respect to any Compound(s) or Licensed Product(s).

(ii) Termination After [***]. If such termination becomes effective after [***], then:

(1) effective as of such termination, Reneo shall, and it hereby does, grant to vTv [***] license, [***] under Reneo Technology, solely to Develop, Manufacture, have Manufactured, seek Regulatory Approval for, use, sell, offer to sell, import and otherwise Commercialize Compounds and Licensed Products in the Field in the Territory;

(2) if, within [***] days after the effective date of termination, [***]:

(I) Reneo shall, and it hereby does, grant to vTv [***], under Reneo Technology, solely to Develop, Manufacture, have Manufactured, seek Regulatory Approval for, use, sell, offer to sell, import and otherwise Commercialize Compounds and Licensed Products in the Field in the Territory; and

(II) Reneo shall (a) [***] and (b) disclose to vTv [***] all pre-clinical and clinical data, including pharmacology and biology data, in Reneo’s or its applicable controlled Affiliates’ Control with respect to any Compound(s) or Licensed Product(s); and

(3) Subject to Section 7.6(b)(ii), Reneo shall assign to vTv all of Reneo’s and its controlled (within the meaning of Section 1.1) Affiliates’ right, title and interest in any product trademark used solely with and for any Licensed Product(s), along with all associated goodwill, but specifically excluding any corporate trademarks or trade names of Reneo or such controlled Affiliates or any goodwill associated therewith.

(iii) Third Party IP. Notwithstanding any other provision of this Section 7.7(a) to the contrary, to the extent the Reneo Technology includes any Reneo Patent or Reneo Know-How that is licensed to Reneo by a Third Party under an agreement obligating Reneo to make milestone or royalty payments to such Third Party with respect to Compounds or Licensed Products, then Reneo shall so notify vTv within [***] days after the effective date of termination, which notice shall include a true, complete and correct description of such milestone and royalty payment obligations, and the inclusion of such Reneo Patent or Reneo Know-How in the Reneo Technology licensed to vTv under Section 7.7(a)(i)(1), Section 7.7(a)(ii)(1) or Section 7.7(a)(ii)(2) shall be subject to vTv’s agreeing in writing to pay, and promptly paying, all royalty and milestone payments that become due to such Third Party by reason of the Development and Commercialization of Compounds and Licensed Products by or on behalf of vTv or any of its Affiliates or (sub)licensees. For clarity, any such Third Party royalty obligations described in this Section 7.7(a)(iii) are [***].

(b) Ongoing Clinical Trials. Subject to Section 7.6(b)(ii), unless expressly prohibited by any Regulatory Authority or applicable Laws, at vTv’s written request made within [***] days of the effective date of termination, Reneo shall, and shall cause its Affiliates and Sublicensees to, (i) wind down in accordance with Applicable Law any or all clinical studies involving Licensed Products being conducted by or on behalf of Reneo or its Affiliate or Sublicensee as of the effective date of termination, at Reneo’s cost and expense, or (ii) (x) transfer control to vTv of any or all clinical studies involving Licensed Products being conducted by or on behalf of Reneo or any of its Affiliate or Sublicensees as of the effective date of termination and (y) continue to conduct such clinical studies involving Licensed Products being conducted by or on behalf of Reneo or any Affiliate or Sublicensee as of the effective date of termination for up to [***] months to enable such transfer to be completed without interruption of any such clinical study, in each case ((ii)(x) and (ii)(y)), at vTv’s cost and expense.

(c) Remaining Inventories. Reneo or its Affiliates (but not Sublicensees), to the extent that such parties continue to have stocks of usable Licensed Products, may continue to fulfill orders received for Licensed Products until [***] months following the date of termination. For Licensed Products sold by Reneo or its Affiliates after the effective date of a termination, Reneo shall continue to pay royalties pursuant to Section 3.5 and sales milestone payments pursuant to Section 3.4. Prior to the end of such [***] month period, Reneo shall provide vTv with a written notice of an estimate of the quantity of Licensed Products (or components thereof) and shelf life anticipated to remain in the inventory of Reneo at the end of such [***] month period and vTv shall have the right to purchase any or all of the inventory of Licensed Products (or components thereof) held by Reneo as of the end of such [***] month period (that are not committed to be supplied to any Third Party or Sublicensee or subcontractor, in the ordinary course of business, as of the date of termination) at a price of [***] of Reneo’s fully burdened cost of goods.

(d) Supply. Unless the Parties mutually agree in writing to [***], then at vTv’s written request made within [***] days of the effective date of termination, Reneo shall supply to vTv the Compounds and Licensed Products [***]; provided that [***]. Reneo shall supply such Compounds and Licensed Products at a supply price [***]. Unless vTv no longer desires to obtain such Compounds and Licensed Products, Reneo shall Manufacture or have Manufactured, and supply, such Compounds and Licensed Products to vTv until [***].

(e) Manufacturing Matters.

(i) To the extent vTv so requests within [***] days after the effective date of termination, Reneo shall use commercially reasonable efforts to, and to cause any Affiliate it controls (within the meaning of Section 1.1) to, [***]; provided that [***]; provided, further, that, [***].

(ii) To the extent vTv so requests, for a period of up to [***] months following the effective date of termination, Reneo and any Affiliate it controls (within the meaning of Section 1.1) shall [***].

7.8 Confidential Information. Upon expiration or termination of this Agreement in its entirety, except to the extent that a Party retains a license from the other Party as provided in this Article 7, each Party shall cease using Confidential Information of the other Party and return or destroy, at the other Party’s election, all copies of Confidential Information of the other Party in the possession or control of such Party; provided that such Party may keep one copy of such materials for archival purposes only subject to Article 6.

7.9 Damages; Relief. Termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to as a result of the other Party’s breach of this Agreement.

7.10 Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary in this Agreement, the following provisions shall survive any expiration or termination of this Agreement: Articles 1, 10 and 11 and Sections 2.4, 3.5(b) (final sentence only), 3.9 (for the term stated therein), 5.1, 6.1 (for the term stated therein), 6.2, 6.3, 6.4, 6.5, 6.7, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 8.6, 9.1, 9.2 and 9.3 (for 6 years after the applicable expiration or termination).

7.11 Rights under Bankruptcy or Insolvency Laws. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties agree that a Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the provisions of applicable bankruptcy or insolvency laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party to this Agreement under the provisions of applicable bankruptcy or insolvency laws, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered pursuant to clause (a) above, following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.

8.	REPRESENTATIONS AND WARRANTIES AND COVENANTS

8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a) Corporate Existence. As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated.

(b) Corporate Power, Authority and Binding Agreement. As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c) No Conflicts. The execution and delivery of this Agreement, and the performance by such Party of its obligations under this Agreement, including the grant of rights and licenses to the other Party pursuant to this Agreement, does not and will not: (i) conflict with, nor result in any violation of or default under, any instrument, judgment, order, writ, decree, contract or provision to which such Party is bound; (ii) give rise to the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval that applies to such Party, its business or operations or any of its assets or properties; or (iii) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party.

8.2 Representations and Warranties of Reneo. Reneo represents and warrants to vTv as of the Effective Date that:

(a) Capitalization.

(i) The authorized capital stock of Reneo, as of immediately prior to the Effective Date, consists of [***] shares of Common Stock, par value $0.001 per share, of which [***] shares are issued and outstanding as of immediately prior to the Effective Date.

(ii) All issued and outstanding shares of Reneo’s Common Stock, (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iii) When issued in compliance with the provisions of this Agreement and Reneo’s Certificate of Incorporation (the “Charter”), the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, restrictions or other encumbrances other than (i) liens and encumbrances created by or imposed upon vTv, (ii) any right of first refusal set forth in Reneo’s Bylaws and (iii) restrictions set forth in this Agreement, the [***] Stock Purchase Agreement or the Charter; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares to vTv is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(b) Offering Valid. Assuming the accuracy of the representations and warranties of vTv contained in Section 8.3, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Reneo nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by Reneo within the registration provisions of the Securities Act or any state securities laws.

(c) [***].

8.3 vTv Representations and Warranties. vTv represents and warrants to Reneo as of the Effective Date that:

(a) Purchase Entirely for Own Account. The Shares to be acquired by vTv will be acquired for investment for vTv’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and vTv has no present intention of selling, granting any participation in, or otherwise distributing the same. vTv does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(b) Disclosure of Information. vTv has had an opportunity to discuss Reneo’s business, management, financial affairs and the terms and conditions of the offering of the Shares with Reneo’s management.

(c) Restricted Securities. vTv understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of vTv’s representations as expressed herein. vTv understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, vTv must hold such shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. vTv acknowledges that Reneo has no obligation to register or qualify the Shares for resale. vTv further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Reneo which are outside of vTv’s control, and which Reneo is under no obligation and may not be able to satisfy.

(d) No Public Market. vTv understands that no public market now exists for the Shares, and that Reneo has made no assurances that a public market will ever exist for such Shares.

(e) Accredited Investor. vTv is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Legends. vTv understands that the stock certificates for the Shares and any securities issued in respect of or exchange for such Shares, may bear one or all of the following or similar legends:

(1) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933”.

(2) Any legend set forth in, or required by, the [***] Stock Purchase Agreement.

(3) Any legend required by the securities laws of any state to the extent such laws are applicable to such shares represented by the certificate so legended.

8.4 Additional Representations, Warranties and Covenants of vTv. vTv represents, warrants and covenants to Reneo that, as of the Effective Date:

(a) vTv is the sole and exclusive owner of the vTv Patents existing as of the Effective Date, free and clear of all liens, and vTv has the right to grant the licenses, sublicenses and other rights with respect to the vTv Technology that it purports to grant hereunder. Exhibit 1.50 is a true and complete list of all vTv Patents as of the Effective Date. To vTv’s Knowledge as of the Effective Date, all official fees, maintenance fees and annuities for the vTv Patents have been paid through the Effective Date.

(b) To vTv’s Knowledge as of the Effective Date, all issued vTv Patents as of the Effective Date are in full force and effect and subsisting, and inventorship of the invention(s) claimed by each vTv Patent existing as of the Effective Date is properly identified in such vTv Patent. No Third Party has asserted in writing to vTv as of the Effective Date that any issued vTv Patent is invalid or unenforceable. None of the vTv Patents is, as of the Effective Date, involved in any interference, reissue, reexamination, or opposition proceeding, and, to the Knowledge of vTv as of the Effective Date, no such proceeding is threatened. vTv has taken reasonable security measures consistent with industry standard practices, including measures against unauthorized disclosure, to protect the secrecy and confidentiality of trade secrets within the vTv Know-How. vTv and its Affiliates have complied with all duties of candor required by applicable Governmental Authorities in the prosecution by vTv or any of its Affiliates of vTv Patents.

(c) To vTv’s Knowledge as of the Effective Date, there are no activities by Third Parties that would constitute infringement of the vTv Patents or misappropriation of the vTv Know-How.

(d) Neither vTv nor any of its Affiliates has, as of the Effective Date, received any written notice from any person regarding, or has Knowledge as of the Effective Date of, any actual or threatened claim or assertion that the use or practice of the vTv Technology infringes or misappropriates the intellectual property rights of a Third Party.

(e) As of the Effective Date, there are no actual, pending, or alleged or, to vTv’s Knowledge as of the Effective Date, threatened in writing, adverse actions, suits, claims, interferences or formal governmental investigations by or against vTv or its Affiliates in or before any court or Governmental Authority involving vTv Technology or any Compound or Licensed Product.

(f) vTv and its Affiliates and, to vTv’s Knowledge as of the Effective Date, any subcontractor to which vTv or any of its Affiliates has subcontracted activities in connection with any Compound or Licensed Product have, prior to the Effective Date, complied in all material respects with all applicable Laws, including all good clinical practices, good laboratory practices and good manufacturing practices, permits, governmental licenses, registrations, approvals, authorizations, orders, injunctions and decrees, in the research, Development, Manufacture and use of any Compound and Licensed Product, and neither vTv nor any of its Affiliates nor, to vTv’s Knowledge as of the Effective Date, any such subcontractor has, as of the Effective Date, received any written notice from any Governmental Authority claiming that any such activities as conducted by them are not in such compliance.

(g) All of vTv’s and its Affiliates’ employees, and, to vTv’s Knowledge as of the Effective Date, all of vTv’s and its Affiliates’ subcontractors acting on its behalf, who, in each case, have performed research, Development, Manufacturing or regulatory activities with respect to any Compound or Licensed Product prior to the Effective Date have been obligated under a binding written agreement to comply with obligations of confidentiality and non-use with respect to vTv Technology no less restrictive than those set forth in Article 6.

(h) Neither vTv nor any of its Affiliates has granted any license or other right with respect to any vTv Technology or Compound or Licensed Product to any Third Party, including any member of the Sponsor Group. None of the vTv Technology existing as of the Effective Date is licensed to vTv by any Third Party, including any member of the Sponsor Group.

(i) As of the Effective Date, none of the vTv Technology constitutes Collateral (as defined in the Loan Agreement) under the Loan Agreement.

8.5 Covenants. Each Party covenants to the other Party as follows:

(a) No Debarment. Neither such Party nor any of its Affiliates is debarred or disqualified under the United States Federal Food, Drug and Cosmetic Act or comparable applicable Laws in the Territory and, in the course of Development, Manufacturing or other activities relating to any Compound or Licensed Product, neither Party nor any of its Affiliates or subcontractors has used or shall use any employee, consultant or subcontractor who has been debarred or disqualified or, to such Party’s or its Affiliates’ Knowledge, is the subject of debarment or disqualification proceedings by any Regulatory Authority. Reneo shall notify vTv promptly upon becoming aware that any of its or its Affiliates’ or Sublicensees’ employees, consultants or subcontractors involved in any Development, Manufacturing or other activities relating to any Compound or Licensed Product has been debarred or disqualified or is the subject of debarment or disqualification proceedings by any Regulatory Authority. Reneo shall ensure that each sublicense agreement with each Sublicensee imposes on such Sublicensee an obligation substantially similar to that set forth in this Section 8.5(a).

(b) Compliance. Reneo and its Affiliates shall comply in all material respects with all applicable Laws in the Development, Manufacture and Commercialization of each Licensed Product, in each case including the statutes, regulations and written directives of the FDA, the EMA and any other Regulatory Authorities, the Federal Food, Drug & Cosmetic Act, as amended, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.

(c) Encumbrances. vTv hereby covenants and agrees that it shall not grant, or permit to be imposed, any lien or encumbrance on the vTv Patents or vTv Know-How during the term of this Agreement, whether under the Loan Agreement or otherwise.

8.6 Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

9.	INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Indemnification.

(a) Indemnification by Reneo. Reneo shall defend, indemnify, and hold vTv and its Affiliates and their respective officers, directors, employees, and agents (the “vTv Indemnitees”) harmless from and against any and all damages or other amounts payable to any Third Party claimant by, as well as any reasonable attorneys’ fees and costs of litigation incurred by, such vTv Indemnitees, all to the extent resulting from claims, suits, proceedings, or causes of action brought by any Third Party (“Claims”) against such vTv Indemnitees that arise from or are based on: (i) the Development, Manufacture or Commercialization of any Compound or Licensed

Product by or on behalf of Reneo or its Affiliates or Sublicensees (excluding in all cases vTv or its Affiliates); (ii) the breach of any of Reneo’s obligations under this Agreement, including any of Reneo’s representations, warranties or covenants set forth herein; or (iii) the willful misconduct or negligent acts of Reneo or any of its Affiliates or Sublicensees or any of its or their respective officers, directors, employees or agents. The foregoing indemnity obligation shall not apply to the extent that any of the Claims arises from, is based on, or results from any activity described in Section 9.1(b)(i), (ii) or (iii) for which vTv is obligated to indemnify the Reneo Indemnitees under Section 9.1(b).

(b) Indemnification by vTv. vTv shall defend, indemnify, and hold Reneo and its Affiliates and their respective officers, directors, employees, and agents (the “Reneo Indemnitees”) harmless from and against any and all damages or other amounts payable to any Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Reneo Indemnitees, all to the extent resulting from Claims against such Reneo Indemnitees that arise from or are based on: (i) the Development, Manufacture or Commercialization of any Compound or Licensed Product by or on behalf of vTv or its Affiliates, licensees or sublicensees (other than Reneo and its Affiliates and Sublicensees); (ii) the breach of any of vTv’s obligations under this Agreement, including any of vTv’s representations, warranties or covenants set forth herein; or (iii) the willful misconduct or negligent acts of vTv or any of its Affiliates or any of its or their respective officers, directors, employees or agents. The foregoing indemnity obligation shall not apply to the extent that any of the Claims arises from, is based on, or results from any activity set forth in Section 9.1(a)(i), (ii) or (iii) for which Reneo is obligated to indemnify the vTv Indemnitees under Section 9.1(a).

(c) Indemnification Procedures. The Party seeking indemnification hereunder (individually, the “Indemnified Party”), shall promptly notify the other Party (the “Indemnifying Party”) in writing of the applicable Claim(s). Such claim for indemnity shall indicate the nature of the Claim(s) and the basis therefor. The Indemnified Party shall promptly permit the Indemnifying Party, at its option and expense, to assume the complete defense of such Claim(s), provided that (i) the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense, (ii) the Indemnifying Party will conduct the defense of any such Claim with due regard for the business interests and potential related liabilities of the Indemnified Party, and (iii) the Indemnifying Party will not agree to any settlement that would admit liability on the part of the Indemnified Party or involve relief other than payment of money, without the approval of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed; and provided, further, that if it is reasonably likely that the Parties may have conflicting interests or if it is otherwise not advisable under applicable legal and ethical requirements for the Indemnifying Party’s defense counsel to represent both Parties, separate independent counsel shall be retained for each Party at its own expense. The Indemnifying Party will not, in defense of any such Claim, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Claim, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party. As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense at the Indemnifying Party’s own cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party.

9.2 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.2 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9.1 OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 6.

9.3 Insurance. Reneo shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated (but in no event less than [***] per occurrence or claim, and [***] in the aggregate) at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold. Reneo shall provide vTv with evidence of such insurance upon request and shall provide vTv with written notice at least thirty (30) days prior to the cancellation, non-renewal or material changes in such insurance. It is understood that such insurance shall not be construed to create a limit of Reneo’s liability with respect to its indemnification obligations under this Article 9. As of the Effective Date, there are no outstanding insurance claims against vTv’s insurance policies related to any clinical trial of any Compound or Licensed Product conducted by or on behalf of vTv or any of its Affiliates.

10.	DISPUTE RESOLUTION

10.1 Disputes. The Parties recognize that disputes as to certain matters arising under or relating to this Agreement or either Party’s rights or obligations hereunder may from time to time arise. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 10 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

10.2 Internal Resolution. With respect to all disputes arising between the Parties under this Agreement, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within [***] days after such dispute is first notified by either Party in writing to the other, the Parties shall refer such dispute to the Executive Officers (or their designees) for attempted resolution by good faith negotiations within [***] days after such notice is received, including at least [***] in person meeting of the Executive Officers within [***] days after such notice referring the dispute to the Executive Officers is received.

10.3 Binding Arbitration. If the Executive Officers of the Parties are not able to resolve such disputed matter within [***] days and either Party wishes to pursue the matter, each such dispute, controversy or claim, subject to Section 10.4, shall be finally resolved by binding arbitration administered by the International Chamber of Commerce (“ICC”) pursuant to its Dispute Resolution Rules then in effect, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The Parties agree that:

(a) The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business. Within [***] days after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party-selected arbitrators shall select a third arbitrator within [***] days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the ICC. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

(b) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. Except as set forth in Section 9.2, the arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damage. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration, unless the arbitrators determine that a Party has incurred unreasonable expense due to vexatious or bad faith position taken by the other Party, in which event, the arbitrators may make an award of all or any portion of such expenses so incurred.

(c) Reasons for the arbitrators’ decisions should be complete and explicit, including reasonable determinations of law and fact. The written reasons should also include the basis for any damages awarded and a statement of how the damages were calculated. Such a written decision shall be rendered by the arbitrators following a full comprehensive hearing, no later than six (6) months following the selection of the arbitrators under Section 10.3(a).

(d) Except to the extent necessary to confirm an award or as may be required by applicable Laws, neither Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

10.4 Excluded Disputes. Notwithstanding Section 10.3, any dispute, controversy or claim relating to (a) the scope, validity, enforceability or infringement of any Patent, trademark or copyright or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory shall be submitted to a court of competent jurisdiction.

11.	MISCELLANEOUS

11.1 Entire Agreement; Amendments. This Agreement, including the Exhibits hereto, together with the [***] Stock Purchase Agreement between the Parties, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Prior CDA. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

11.2 Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (as defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorism, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, the payment of amounts due and owing hereunder shall in no event be delayed by the payor because of a force majeure affecting the payor.

11.3 Notices. Any notices given under this Agreement shall be in writing, addressed to the Parties at the following addresses (or any other address provided pursuant to this Section 11.3), and delivered by person, by facsimile (with receipt confirmation), or by FedEx or other reputable courier service. Any such notice shall be deemed to have been given: (a) as of the day of personal delivery; (b) one (1) day after the date sent by facsimile service; or (c) on the day of successful delivery to the other Party confirmed by the courier service. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

If to Reneo:

Reneo Pharmaceuticals, Inc.

12730 High Bluff Drive

Suite 160

San Diego, CA 92130

Attention: Mike Grey

With copies (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

Attention: L. Kay Chandler

FAX: +1 858 550 6420

If to vTv:

vTv Therapeutics LLC

4170 Mendenhall Oaks Pkwy

High Point, NC 27265

Attention: Law Department

With a copy (which shall not constitute notice) to:

WilmerHale

60 State Street

Boston, MA 02109

Attention: Steven D. Barrett

FAX: +1 617 526 5000

11.4 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent:

(a) to an Affiliate, including in connection with any re-domiciling of such Party or its Affiliates, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate; or

(b) in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a Third Party (“Third Party Acquirer”), whether by merger, sale of stock, sale of assets or otherwise (each, a “Sale Transaction”). In the event of a Sale Transaction (whether this Agreement is actually assigned or is assumed by the Third Party Acquirer or the surviving corporation resulting from such Sale Transaction by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the Third Party Acquirer, or of any of such Third Party Acquirer’s Affiliates (“Pre-Existing Affiliates”) that were not Affiliates of such Party immediately prior to the consummation of such Sale Transaction, shall not be included in the technology licensed hereunder or otherwise subject to this Agreement; provided that: (i) such Third Party Acquirer shall establish reasonable internal safeguards designed to prevent any vTv Technology, Reneo Technology or any Confidential Information of the Party not involved in the Sale Transaction from being used in furtherance of the development or commercialization of, or otherwise for the benefit of, any [***]; and (ii) if the Party or Third Party Acquirer involved in the Sale Transaction uses any intellectual property of such Third Party Acquirer or any of its Pre-Existing Affiliates in the conduct of any activities under this Agreement, then any such intellectual property that is so used shall be included in the technology licensed hereunder and otherwise subject to this Agreement.

The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment or attempted assignment by either Party in violation of the terms of this Section 11.4 shall be null, void and of no legal effect.

11.5 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

11.6 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.7 Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

11.8 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

11.9 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

11.10 Governing Law. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, U.S., without regard to conflicts of law rules.

11.11 Construction of this Agreement. When used in this Agreement, “including” means “including without limitation”. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. A capitalized term not defined herein but reflecting a different part of speech from that of a capitalized term which is defined herein shall be interpreted in a correlative manner. All references to days in this Agreement mean calendar days, unless otherwise specified. References to either Party include the successors and permitted assigns of that Party. All references in this Agreement to the singular shall include the plural where applicable. The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The Parties have each consulted counsel of their choice regarding this Agreement and have jointly prepared this Agreement, and, accordingly, no provisions of this Agreement shall be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof. If the terms of this Agreement conflict with the terms of any Exhibit, then the terms of this Agreement shall govern. This Agreement has been prepared in the English language and English shall control its interpretation.

11.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which shall be binding when sent.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

RENEO PHARMACEUTICALS, INC.		VTV THERAPEUTICS LLC

By:	/s/ Niall O’Donnell	By:	/s/ Rudy Howard
Name:	Niall O’Donnell, Ph.D.	Name:	Rudy Howard
Title:	President and Chief Executive Officer	Title:	Executive Vice President and Chief Financial Officer

Exhibit 1.49

vTv Know-How

[***]

Exhibit 1.49

Exhibit 1.50

vTv Patents

Docket No.	Country	Application No.	Filing Date	Patent No.	Issue Date	Status
[***]	[***]	[***]	[***]	[***]	[***]	[***]

vTv Therapeutics LLC	Exhibit 1.50
Confidential	Page 1

Exhibit 3.2(a)

[***]

RENEO PHARMACEUTICALS, INC.

COMMON STOCK ISSUANCE AGREEMENT

THIS COMMON STOCK ISSUANCE AGREEMENT (the “Agreement”) is effective as of December 21, 2017, by and between RENEO PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and VTV THERAPEUTICS LLC, a limited liability company organized under the laws of Delaware (“Purchaser”).

WHEREAS, the Company desires to issue, and Purchaser desires to acquire, shares of Common Stock of the Company (the “Common Stock”) as herein described, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. ISSUANCE OF COMMON STOCK. The Company hereby agrees to issue to Purchaser an aggregate of [***] shares of Common Stock (the “Stock”) in partial consideration of the rights granted to the Company pursuant to that certain License Agreement, dated as of December 21, 2017, by and between the Company and Purchaser (the “License Agreement”), as set forth in Section 3.2 of the License Agreement. The closing hereunder, including delivery of the Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. LIMITATIONS ON TRANSFER. Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Stock shall be subject to any right of first refusal in favor of the Company or its assignees, and any other transfer restrictions, that may be contained in the Company’s Bylaws. Purchaser hereby further acknowledges that Purchaser may be required to hold the Stock purchased hereunder indefinitely. During the period of time during which Purchaser holds the Stock, the value of the Stock may increase or decrease, and any risk associated with such Stock and such fluctuation in value shall be borne by Purchaser.

3. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

Exhibit 3.2(a)

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(d) Any legend required by appropriate blue sky officials.

4. COMPANY REPRESENTATIONS. In connection with the issuance of the Stock, Company represents to the Purchaser the following:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its activities require such qualification, except where the failure to be so duly qualified and in good standing would not have a material adverse effect on the Company’s financial condition, results of operations, assets, liabilities or business.

(b) Issuance of Stock. The issuance, sale and delivery of the Stock in accordance with this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c) Capitalization. Immediately prior to the issuance of the Stock, the authorized capital stock of the Company consists of [***] shares of Common Stock, of which [***] shares are issued and outstanding. The Company does not have any shares of preferred stock authorized or outstanding. The Stock represents [***]% of the Company’s Fully Diluted Shares (as defined in the License Agreement) as of the date hereof. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

(d) Validity of Stock. The Stock, when issued, sold and delivered in compliance with the terms and for the consideration expressed in this Agreement, will be duly authorized, validly issued (including without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable.

(e) No Conflict with Other Instruments. The execution, delivery, and performance of this Agreement, the issuance of the Stock, and the consummation of the transactions contemplated hereby will not result in any violation of, be in conflict with, or constitute a default under, with or

Exhibit 3.2(a)

without the passage of time or the giving of notice: (i) any provision of the Company’s Certificate of Incorporation or bylaws; (ii) any provision of any judgment, decree, or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) to the Company’s knowledge, any statute, rule, or governmental regulation applicable to the Company.

(f) Governmental and Third Party Consents. Subject to the accuracy of the Purchaser’s representations in Section 5 of this Agreement, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D under the Securities Act and applicable state securities laws, all of which have been made or will be made in a timely manner. Subject to the accuracy of the Purchaser’s representations in Section 5 of this Agreement, the issuance of the Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and will not result in a violation of the qualification or registration requirements of any applicable state securities laws.

(g) Rights of Registration and Stockholder Rights. The Company is not under any obligation to register under the Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. With the exception of the holders of outstanding convertible promissory notes issued by the Company, the Company has not granted anyone other than the Purchaser the right to purchase or acquire securities of the Company.

5. INVESTMENT REPRESENTATIONS. In connection with the acquisition of the Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is acquiring the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Act.

(b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect Purchaser’s own interests. Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock and has no present intention of registering the Stock or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Stock under the circumstances, in the amounts or at the times

Exhibit 3.2(a)

Purchaser might propose. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend that prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

(f) Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act.

(g) Purchaser further warrants and represents that Purchaser has either (i) a preexisting business relationship with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the acquisition of the Stock by virtue of its business or financial expertise or that of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

6. MARKET STAND-OFF AGREEMENT. If so requested by the Company and the underwriters in connection with the initial public offering of the Company’s securities registered under the Act, Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock or other securities of the Company held by Purchaser, including the Stock (the “Restricted Securities”), during the 180-day period following the effective date of such registration statement (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). The foregoing provisions of this Section 6 shall apply only to the Company’s initial public offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Purchaser only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding shares of the Company’s preferred stock). Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the

Exhibit 3.2(a)

managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters for the Company’s initial public offering are intended third-party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

7. REFUSAL TO TRANSFER. The Company shall not be required to (a) transfer on its books any shares of stock of the Company which have been transferred in violation of any of the provisions set forth in this Agreement or (b) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been so transferred.

8. SATISFACTION UNDER LICENSE AGREEMENT. Purchaser and the Company hereby acknowledge and agree that the transactions contemplated by this Agreement satisfy in full the Company’s obligations under Section 3.2(a) of the License Agreement as of the date hereof.

9. MISCELLANEOUS.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth in Section 11.3 of the License Agreement and to Purchaser at the address as set forth in Section 11.3 of the License Agreement or at such other address or electronic mail address as the Company or Purchaser may designate by 10 days advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto, subject to the restrictions on transfer herein set forth.

(c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court located in the State of Delaware.

(d) Entire Agreement; Amendment. This Agreement and Section 3.2 of the License Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede and merge all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each party hereto.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

Exhibit 3.2(a)

In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(f) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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Exhibit 3.2(a)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

RENEO PHARMACEUTICALS, INC.

By:

Name:	Niall O’Donnell
Title:	President and Chief Executive Officer

Exhibit 3.2(a)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

vTv THERAPEUTICS LLC

By:

Name:	Rudy Howard
Title:	Executive Vice President and Chief Financial Officer

Exhibit 3.2(a)

Exhibit 4.4

Development Plan

REN-001(HPP593) Preliminary Development Plan

[***]

Exhibit 4.4